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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-233983) of Five Star Senior Living Inc. of our report dated March 6, 2019, relating to the consolidated financial statements of Five Star Senior Living Inc., appearing in the Annual Report on Form 10-K of Five Star Senior Living Inc. for the year ended December 31, 2018.

        We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts
December 11, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm